SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[  ]  Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

AETRIUM INCORPORATED
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(Name of Registrant as Specified In Its Charter)

JEFFREY EBERWEIN
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Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 14, 2012

Douglas L. Hemer
Chief Administrative Officer
and Secretary
Aetrium, Incorporated
2350 Helen Street
St. Paul, Minnesota 55109

Joseph C. Levesque
President and Chief
Executive Officer
2350 Helen Street
St. Paul, Minnesota 55109

Board of Directors
Courtesy of:  Douglas L. Hemer
Aetrium, Incorporated
2350 Helen Street
St. Paul, Minnesota 55109

Mr. Perry Hindin
United States Securities and Exchange Commission
100 F Street NE
Washington DC 20549
hindenp@sec.gov

RE:  Aetrium, Incorporation (ATRM) Special Meeting of Shareholders

Gentlemen:

            Concerned Aetrium Shareholders calls to your attention that the substantial change made by the Board of Directors of Aetirum in the rules for the conduct of the November 26 Special Meeting of Shareholders is unjustified.

Section 8 of Article II of the Company by-laws clearly provides that a quorum is a majority of the voting power of the shares present in person or by proxy entitled to vote at a meeting.  The Company’s preliminary proxy statement acknowledged this clear and unambiguous provision as have the Company’s many prior proxy statements.  Minnesota law clearly validates the corporate power of the Company to adopt such a bylaw.

The Company’s second proxy statement filing ignores this straight-forward proxy requirement in an all too apparent effort to protect their incumbencies against the vote of the shareholders.

•	The Board’s October 12, 2012 preliminary proxy stated that broker non-votes would count toward determining a quorum.

•	The Board’s November 8, 2012 preliminary proxy states that broker non-votes will NOT count towards determining a quorum.

•	The Board’s current position is incorrect based on a plain reading of ATRM’s bylaws.

Either broker non-votes are present at the meeting for purposes of establishing a quorum or broker non-votes are not present at the meeting for purposes of establishing a quorum.  Those are the only two possibilities.  If the broker non-votes are not considered present as the Board’s second proxy statement states, the application of Article II Section 8 applies and, provided only the NASDAQ 30% rule is met, a quorum is present.  In any event, the Board’s second proxy statement is incorrect.

The leading case on this issue, the Delaware case of Berlin v Emerald Partners makes clear that the Bylaws are a contract, enforceable by the shareholders.  A breach of those bylaws is actionable.  As a matter of basic contract interpretation, the Board cannot read the word “present” out of Article II Section 8.

That the use of the word “present” was intentional is clearly demonstrated by the contrasting provisions of Article VIII Section 1 which requires a majority of “all shareholders entitled to vote” to enter into a sale of all or substantially all assets or to enter into a merger and Article IX Section 1 which requires a “majority of all shareholders” to amend the articles of incorporation.

It is our expectation that the Board of Directors will, at the November 26, Special Meeting act in accordance with the clear and unequivocal provisions of Section 2.8 of the Bylaws.  If you have any questions, please do not hesitate to call.

Sincerely,

Concerned Aetrium Shareholders

By:	/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein, Authorized Representative

Additional Information

CONCERNED AETRIUM SHAREHOLDERS (CONSISTING OF JEFFREY E. EBERWEIN, ARCHER ADVISORS, LLC, ARCHER FOCUS FUND, LLC, ARCHER EQUITY FUND, LLC, STEVEN MARKUSEN, GLOBALTEL HOLDINGS LLC, DILIP SINGH, RICHARD K. COLEMAN, JR., GALEN VETTER, ALFRED JOHN KNAPP, JR., ANDOVER GROUP, INC., BOSTON AVENUE CAPITAL LLC, CHARLES M. GILLMAN, JAMES F. ADELSON AND STEPHEN J. HEYMAN) ARE OR MAY BE DEEMED TO BE “PARTICIPANTS” UNDER THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN THE SOLICITATION OF PROXIES FOR THE ELECTION OF THEIR SLATE OF NOMINEES TO AETRIUM INCORPORATED’S (“ATRM”) BOARD OF DIRECTORS AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 26, 2012.  IN CONNECTION WITH THE PARTICIPANTS’ PROXY SOLICITATION, THEY HAVE FILED A DEFINITIVE PROXY STATEMENT WITH THE SEC TO SOLICIT SHAREHOLDERS OF ATRM.

SHAREHOLDERS OF ATRM ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION AND SUCH SHAREHOLDERS SHOULD RELY ON SUCH DEFINITIVE PROXY STATEMENT AND NOT ON THIS MATERIAL OR ANY PRELIMINARY PROXY STATEMENT.  THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATED TO SOLICITATION OF PROXIES WILL BE AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND THEIR OTHER SOLICITING MATERIALS WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANT’S PROXY SOLICITOR, INVESTORCOM, INC., TOLL FREE:  (877) 972-0090 OR VIA EMAIL AT: CAS@INVESTOR-COM.COM.

INFORMATION REGARDING THE PARTICIPANTS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN THE SOLICITATION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THEIR DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON NOVEMBER 8, 2012, WHICH IS AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.